UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013 (September 10, 2013)

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Powell Court Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 372-8500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

LifePoint Hospitals, Inc. (the “Company”) is filing this amended Current Report on Form 8-K/A as an Amendment to its Current Report on Form 8-K filed on August 21, 2013 to disclose Mr. Murphy’s compensation as Chief Financial Officer.  No other information contained in the Form 8-K is amended by this Form 8-K/A.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Murphy’s appointment as Chief Financial Officer, on September 10, 2013 at a regularly scheduled meeting, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) increased Mr. Murphy’s base salary to $525,000, granted Mr. Murphy 35,000 non-qualified stock options with an exercise price of $45.41 and awarded Mr. Murphy 15,000 restricted stock units (which will, upon vesting, entitle Mr. Murphy to receive one share of the Common Stock of the Company for each restricted stock unit).  The non-qualified stock options vest in three equal installments beginning on the first anniversary of the date of grant.  The restricted stock units vest only if Mr. Murphy remains employed by the Company on the third anniversary of the date of grant and the achievement by the Company of financial targets set by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

By:	/s/ Paul D. Gilbert
Name:	Paul D. Gilbert
Title:	Executive Vice President and Chief Legal Officer

Date: September 13, 2013